EXHIBIT 23.4

[LETTERHEAD OF CATURANO AND COMPANY, INC.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of the report of Caturano and Company, P.C. (whose name has since been changed to Caturano and Company, Inc.), dated June 28, 2010 relating to the financial statements for NSTAR Savings Plan as of and for the year ended December 31, 2009 in, and to all references to our Firm included in or made a part of, this Form S-8.

       /s/ Caturano and Company, Inc.

Caturano and Company, Inc. (Formerly Caturano and Company, P.C.)

Boston, Massachusetts

May 8, 2012